EXHIBIT 5.1




                                                       June 28, 2002

Thinkpath Inc.
55 University Avenue, Suite 400
Toronto, Ontario, Canada M5J 2H7




Ladies and Gentlemen:


           You have requested our opinion with respect to certain matters in connection with the filing by Thinkpath Inc., a corporation formed under the laws of the Province of Ontario (the "Company"), of a registration statement (the "Registration Statement") on Form S-8 under the Securities Act of 1933, as amended (the "Act"), covering the offering of an aggregate of 3,250,000 shares (the "Shares") of the Company's common stock, no par value per share (the "Common Stock") issued pursuant to the Consulting Agreements between the Company and each of Mark Young and George Georgiou dated June 24, 2002 (the "Consulting Agreements").


           We have examined originals or copies, certified or otherwise identified to our satisfaction of the resolutions of the directors of the Company with respect to the matters herein. We have also examined such statutes and public and corporate records of the Company, and have considered such questions of law as we have deemed relevant and necessary as a basis for the opinion expressed herein. We have for the purposes of this opinion assumed the genuineness of all signatures examined by us, the authenticity of all documents and records submitted to us as originals and the conformity to all original documents of all documents submitted to us as certified, photostatic or facsimile copies.

           We do not purport to be experts in, or to express any opinion herein concerning the law any jurisdiction other than the laws of the State of New York, the corporate laws of the State of Delaware and the federal securities laws of the United States of America. We do not undertake to advise you or anyone else of any changes in. the opinions expressed herein resulting from changes in law, changes in facts or any other matters that hereafter might occur to be brought to our attention that did not exist on the date hereof and of which we had no knowledge.

           Based upon and subject to the foregoing, and subject to the qualifications hereinafter expressed, we are of the opinion that the Shares issued by the Company pursuant to the Consulting Agreements were validly issued, fully paid and non-assessable.

           This opinion is being furnished solely in connection with the filing of the Registration Statement with the Securities and Exchange Commission, and we hereby consent to the use of this opinion as an exhibit to the Registration Statement. This opinion may not be relied upon, used by or distributed to any person or entity for any other purpose without our prior written consent. We hereby consent to the use of this opinion as Exhibit 5.1 to the Registration Statement. In giving this consent, we do not thereby concede that we come within the categories of persons whose consent is required by the Act or the General Rules and Regulations promulgated thereunder.


                          Sincerely yours,



                          /S/ GERSTEN, SAVAGE, KAPLOWITZ, WOLF & MARCUS, LLP
                          --------------------------------------------------
                          Gersten, Savage, Kaplowitz, Wolf & Marcus, LLP




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